Exhibit 10.12


                          ARCHER SYSTEMS LIMITED, INC.
                          75 LINCOLN HIGHWAY, SUITE 201
                            ISELIN, NEW JERSEY 08830
                     Tel. (732) 603-9456 Fax (732) 906-5676




                          FINANCIAL ADVISORY AGREEMENT


                                                              June 8, 2000


Mr. Tighe A. Merelli, President
Superwire. Com, Inc.
7700 Irvine Center Drive
Suite 275
California, 92618

RE: Financial Advisory Agreement

Dear Mr. Merelli:

     The purpose of this letter is to confirm the engagement of Archer Systems Limited, Inc. ("Archer") by Superwire.Com, Inc. ("Superwire") to render certain advisory services to Superwire.

     1. Engagement of Consultant. Superwire hereby engages Archer and Archer hereby agrees to render services to Superwire as a corporate consultant to assist in developing strategic alliances in addition to other areas of business all hereinafter referred to as ("Advisory Services").

     4. Term. The term of this Agreement shall be a period commencing on the date of this Agreement and continuing through December 31, 2000.

     5. Compensation. As a retainer for the Advisory Services, Superwire shall deliver to Archer 25,000 restricted common shares of Superwire registered in the name of Archer within fourteen (14) business days after this agreement has been fully executed.

     Thereafter Superwire shall compensate Archer on a deal by deal basis upon mutually agreed terms and conditions.

     6. Disclaimer of Responsibility for Acts of Superwire. The obligations of Archer described in this Agreement consist solely of the Advisory Services to Superwire. In no event shall Archer be required by this Agreement to act as the agent of Superwire or otherwise to represent or make decisions for Superwire. All final decisions with respect to acts of Superwire or its affiliates, whether or not made pursuant to or not in reliance upon information or advice furnished by Archer hereunder, shall be those of Superwire or such affiliates and Archer shall under no circumstances be liable for any expense incurred or loss suffered by Superwire as a consequence of such decisions.

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


     Provisions 7 and 8 shall survive the termination of this Agreement.

     7. Indemnification. The Company shall indemnify and hold Archer and his representatives and agents (including his attorneys and advisors) (together, the "Archer Indemnified Parties") harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which they may become subject under the Securities Act or any other federal or state statute, or at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are in connection with this Agreement, except to the extent such liabilities, claims and lawsuits are due primarily to Archer's negligence or misconduct. In addition, Superwire shall also indemnify and hold Archer Indemnified Parties harmless against any and all costs and expenses, including reasonable legal fees incurred or related to the foregoing.

     The indemnified party shall give the other party prompt notice of any such liability, claim or lawsuit which it contends is the subject matter of such party's right to indemnification hereunder and the other party thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.


     8. Confidentiality. Except to the extent authorized by Superwire or required by any federal or state law, rule or regulation or any decision or order of any court or regulatory authority, Archer agrees that it will not disclose to any person, other than to any officer, director, employee, agent, attorney, accountant or employee of Archer, who needs to know the information in connection with the performance of Archer's services under this Agreement, any confidential information received by Archer from Superwire or its officers, directors, employees, consultants, counsel and independent accountants in connection with the performance of Archer's services under this Agreement, provided that information shall not be deemed to be confidential if such information (i) is or becomes generally available to the public other than as a result of a breach of this Agreement by Archer, (ii) is lawfully obtained by Archer from a third party, provided that: the third party is not bound by a nondisclosure agreement with respect to the information, or (iii) is subsequently developed by Archer from independent sources. Archer agrees that his agents and employees and persons retained by Archer who shall perform services for or on behalf of Archer in connection with the services to be performed by Archer under this Agreement shall be advised by Archer of the foregoing confidentiality obligations and thereby also be bound by the provision hereof.

     Any advice provided to Superwire by Archer pursuant to this Agreement is solely for the information and assistance of the Board of Directors of Superwire. Such advice shall be treated as confidential information, shall not be disclosed publicly in any manner without Archer's prior written approval and shall not be relied upon by Superwire's shareholders or any third party. Any reference to Archer or to any affiliate of Archer in any release or communication to any party outside Superwire is subject to Archer's prior written approval. If this Agreement is terminated prior to any release or communication, no reference shall be made to Archer without Archer's prior written approval. Any approvals of Archer under this paragraph shall not be unreasonably withheld.

     9. Amendment. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by authorized representatives of all the parties to this Agreement.

     10. Waiver. Any of the terms and conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of this provision or of any other provision hereof.

     11. Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any circumstance, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

     12. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Any attempt by either party to assign any rights, duties, or obligations which may arise under this Agreement without the prior written consent of the other party shall be void.

     13. Governing Law. The validity, interpretation and construction of this Agreement and each part thereof will be governed by the laws of the State of New Jersey.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

     15. Arbitration. The parties agree that all controversies which may arise between them concerning any transaction, the construction, performance or breach of this or any other agreement between them, whether entered into prior, on, or subsequent to the date hereof, or any other matter, including but not limited to, securities activity, investment advice or in any way related thereto, shall be determined by mandatory, binding and non-appealable arbitration in Middlesex County, New Jersey in accordance with the rules of the American Arbitrator
Association. This shall inure to the benefit of and be binding upon Superwire, its officers, directors, registered representatives, agents, independent contractors, employees, sureties, and any person acting on its behalf in relation to all acts subject to this Agreement. Any award rendered in arbitration may be enforced in any court of competent jurisdiction.

     16. Facsimile Signature. Signatures transmitted via facsimile shall be deemed to be legally binding.


                                                 Archer Systems Limited, Inc.


                                                 By:/s/Richard Margulies
                                                 -----------------------
                                                 Richard Margulies, President

The foregoing comports with our
understanding and concurrence.
Dated:
Superwire.Com, Inc.


BY/s/Tighe A. Merelli
---------------------
Tighe A. Merelli, President


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